Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common shares, without par value, of DIRTT Environmental Solutions Ltd., a company organized under the laws of Alberta, Canada. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 7, 2021

22NW FUND, LP

By:	22NW Fund GP, LLC General Partner

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	Manager

22NW, LP

By:	22NW GP, Inc. General Partner

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	President and Sole Shareholder

22NW FUND GP, LLC

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	Manager

22NW GP, INC.

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	President and Sole Shareholder

/s/ Aron R. English
ARON R. ENGLISH

/s/ Ryan W. Broderick
RYAN W. BRODERICK

/s/ Bryson O. Hirai-Hadley
BRYSON O. HIRAI-HADLEY

/s/ Alexander B. Jones
ALEXANDER B. JONES

/s/ Cory J. Mitchell
CORY J. MITCHELL